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                                                                    EXHIBIT 10.2


                               AMENDMENT TO THE
                         OPINION RESEARCH CORPORATION
                           1997 STOCK INCENTIVE PLAN
                                 July 1, 2001


     1.   Section 6 of the Plan is amended in its entirety to read:

          "6.  Shares Subject to Plan.  The aggregate maximum number of Shares
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     for which Options and Awards may be granted pursuant to the Plan (taking into account all Options and Awards granted under the Plan and under the 1993 Plan and the 1994 Plan prior to their merger and restatement set forth herein) is one million six hundred twenty five thousand (1,625,000), subject to adjustment as provided in Section 11 of the Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, or if Shares granted pursuant to an Award are forfeited for any reason, such Shares may again be the subject of one or more Options or Awards granted pursuant to the Plan."

     2. The second paragraph of Section 10 of the Plan is amended in its entirety to read:

           "A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or


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     (iv) the date any entity, person or group, within the meaning of Section
     13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or John F. Short shall have become the beneficial owner of, or shall have obtained voting control over, more than forty percent (40%) of the outstanding Shares of the Company's Common Stock, or
     (v) the first day after the date this Plan is effective when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new director who was not a director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period."

     3.   In all other respects, the Plan remains in full force and effect.


                                        OPINION RESEARCH CORPORATION

                                        By: /s/ Douglas L. Cox
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                                           Douglas L. Cox
                                           Executive Vice President and
                                           Chief Financial Officer

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